EXHIBIT 99.1

     Cadence Financial Corporation Reports Third Quarter Results


    STARKVILLE, Miss.--(BUSINESS WIRE)--Oct. 24, 2006--Cadence Financial Corporation (AMEX: NBY), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $3.1 million, or $0.27 per diluted share, for the third quarter ended September 30, 2006. Included in the quarterly results is a non-cash, non-operating impairment charge of approximately $1.2 million after tax, or $0.11 per diluted share, related to certain Fannie Mae and Freddie Mac preferred stock. Net income, exclusive of the impairment charge and a gain on early extinguishment of debt, was $4.1 million, or $0.36 per diluted share, for the third quarter of 2006.

    "Cadence reported a 15.9% increase in net interest income to $13.0 million compared with the third quarter of last year and benefited from strong growth in our loan portfolio," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Our strategy of accelerating our growth through de novo branching and acquisitions was a major factor in this quarter's loan growth. Total loans grew 35.2% to $1.1 billion due to the contribution of de novo branches opened in Birmingham and Nashville, the acquisition of SunCoast Bancorp effective August 18, 2006 and the continued strong loan growth in Memphis. Memphis added $80 million, the de novo branches added over $100 million and SunCoast added $125 million in loans compared with last year."

    Third Quarter Results

    Net interest income rose to $13.0 million in the third quarter of 2006 compared with $11.2 million in the third quarter of 2005. The growth in net interest income was due to a 19.2% increase in average earning assets offset by a 10 basis point decrease in net interest margin.

    Total interest income rose 38.1% to $25.5 million for the third quarter of 2006 compared with $18.5 million in the third quarter of 2005. Interest and fees on loans increased 44.2% to $19.6 million due to a 108 basis point increase in average yields and a $194.1 million increase in average loan balances from the third quarter of 2005. Interest and dividends on investment securities rose 18.5% to $5.7 million compared with the third quarter of 2005 due to $39.8 million increase in average investment securities and a 38 basis point increase in yield.

    Cadence's provision for loan losses was a credit of $72,000 in the third quarter of 2006 compared with a charge of $535,000 in the same period last year. The credit for the loan loss provision was due to an improvement in credit quality reflected by a 10.9% decrease in non-accrual loans and loans past due over 90 days, and a 63.5% decrease in loan charge-offs compared with the third quarter of 2005. At the end of the third quarter, the allowance for loan losses was $10.8 million, or 1.0% of total loans, compared with $9.6 million, or 1.2% of total loans, in the third quarter of 2005. The Company is funding its allowance for loan losses at the maximum level permitted by its evaluation of reserve adequacy.

    Net interest income after provision for loan losses rose 22.3% to $13.1 million in the third quarter compared with $10.7 million last year. The growth in net interest income was due to growth in earning assets, primarily loans, and improved credit quality compared with the prior year.

    Non-interest income declined 25.6% to $3.8 million in the third quarter of 2006 compared with $5.1 million in the third quarter of 2005. The decrease in non-interest income was due to a non-cash, non-operating impairment charge of $2.0 million ($0.11 per diluted share after tax) related to certain Fannie Mae and Freddie Mac preferred stock. The impairment charge was offset somewhat by a gain of $434,000 ($0.02 per diluted share after tax) on early extinguishment of debt reported as part of 'other non-interest income.'

    Cadence is recording the unrealized loss from the Fannie Mae and Freddie Mac preferred stock as an other-than-temporary impairment in accordance with generally accepted accounting principles (GAAP). Cadence holds these investment grade, high-yield, variable rate securities as part of its available-for-sale portfolio; therefore, the unrealized losses have already been recorded as a reduction in other comprehensive income and no additional charges to capital are required. This write-down is being taken on approximately $15 million of variable rate securities which have a tax-equivalent yield of approximately 6.14%, are AA- rated by S&P, and have never missed a dividend payment.

    Richard Haston, CFO, commented, "We are recording this impairment charge because we believe it is a proper application of accounting literature, despite the fact that it does not reflect the true long-term economic value of these investments. The financial condition of Fannie Mae and Freddie Mac has improved and the market value of these securities may improve in the future; however, we cannot say with certainty that this recovery will occur in the foreseeable future. Therefore, the other-than-temporary impairment charge was recorded this quarter."

    Non-interest expenses increased 13.7% to $12.7 million compared with the third quarter of 2005. The increase was due primarily to expenses associated with the de novo branch expansions into Birmingham and Nashville, including higher premises expense, salary and employee benefits; the acquisition of SunCoast Bancorp, and the addition of branches in Memphis.

    Income before taxes decreased 9.3% to $4.2 million in the third quarter of 2006 compared with $4.7 million in the third quarter of 2005. The tax rate for the third quarter of 2006 was 26.3% compared with 26.9% in the same period last year.

    Net income for the third quarter of 2006 was $3.1 million, or $0.27 per diluted share, compared with net income of $3.4 million, or $0.42 per diluted share, in the third quarter of 2005. Weighted average diluted shares outstanding increased 39.2% to 11.4 million in the third quarter of 2006 compared with 8.2 million in the third quarter of 2005. The additional shares are attributable to Cadence's stock offering of 2.76 million shares that closed effective May 9, 2006 and the issuance of 922,000 shares for the SunCoast acquisition effective August 18, 2006. Net income, exclusive of the impairment charge and a gain on early extinguishment of debt, was $4.1 million, or $0.36 per diluted share, for the third quarter of 2006.

    "We completed the acquisition of SunCoast Bancorp during the third quarter and have re-branded the banks under the Cadence name," continued Mr. Mallory. "We are very excited about the potential of our new Florida market and are pleased to welcome the Florida team as part of Cadence.

    "We are also very pleased with the performance of our de novo branches in Birmingham and Nashville. Their significant growth in adding new loans highlights our strategy of targeting high growth markets in our region for expansion. During the quarter, we renegotiated the terms of our planned acquisition of Seasons Bancshares in Georgia to an all-cash offer of $16.9 million. We expect to close the acquisition by year-end and look forward to adding Seasons to the Cadence family," concluded Mr. Mallory.

    Return on average assets was 0.7% in the third quarter of 2006 compared with 1.0% in the third quarter of 2005. Return on average equity was 7.0% in the third quarter of 2006 compared with 11.5% in the third quarter of 2005. The decline in return on average equity from 2005 was primarily due to the increase in equity from the stock offering, the issuance of shares in conjunction with the SunCoast acquisition and the $2 million impairment charge taken in the third quarter of 2006.

    Nine-Month Results

    Net interest income was $36.8 million in the first nine months of 2006 compared with $33.7 million in the same period of 2005. Net income for the first nine months of 2006 declined 6% to $9.8 million, or $1.01 per diluted share, compared with $10.5 million, or $1.28 per diluted share, in the same period of 2005. The decline in net income was due to a $1.2 million after tax impairment charge recorded in the third quarter of 2006.

    Book value per share was $16.09 at September 30, 2006, and $14.60 at September 30, 2005. Shareholders' equity was $191.0 million and $119.3 million at September 30, 2006 and 2005, respectively.

    2006 Expectations

    Cadence expects earnings for 2006 to be in the range of $1.32 to $1.37 per diluted share, including the effect of the $2.0 million impairment charge taken in the third quarter of 2006. This compares with $1.68 per diluted share reported in 2005. The 2006 earnings estimate includes the additional shares attributable to a $50.6 million common stock offering completed in May and the acquisition of SunCoast Bancorp in August. If the earnings per share for 2005 had been computed based on the number of average outstanding shares used to compute the 2006 expected earnings, the $1.68 per diluted share would have been $1.32.

    Expectations for the fourth quarter of 2006 are for net income to be in the range of $0.32 - $0.36 per diluted share, including the effect of shares issued in the stock offering and acquisition of SunCoast. Cadence reported net income of $0.40 per diluted share in the fourth quarter of 2005.

    Conference Call

    Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held tomorrow, October 25, 2006. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 3:00 p.m. (Eastern
Time). The on-line replay will follow immediately and continue for 30 days.

    About Cadence Financial Corporation

    Cadence Financial Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama and Florida. Cadence's stock is listed on the American Stock Exchange under the ticker symbol of NBY.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30,

 (In thousands, except share data)

                                                  2006        2005
                                               ----------- -----------
ASSETS:

Cash and Due From Banks                           $42,596     $37,582
Interest Bearing Deposits Due From Banks            9,458       1,320
                                               ----------- -----------
   Total Cash and Due From Banks                   52,054      38,902

Securities:
  Securities Available-for-Sale                   454,063     416,333
  Securities Held-to-Maturity                      23,563      23,748
                                               ----------- -----------
    Total Securities                              477,626     440,081

Federal Funds Sold and Securities Purchased
 Under Agreements To Resell                         2,057      10,471

Other Earning Assets                               17,345      16,705

Loans                                           1,098,889     812,991
Less: Allowance for Loan Losses                   (10,813)     (9,565)
                                               ----------- -----------
    Net Loans                                   1,088,076     803,426


Premises and Equipment, Net                        27,620      17,967
Interest Receivable                                11,151       7,777
Other Real Estate Owned                             4,989       5,297
Goodwill and Other Intangibles                     60,406      39,932
Other Assets                                       21,936      21,187
                                               ----------- -----------
    Total Assets                               $1,763,260  $1,401,745
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Non-Interest Bearing Deposits                    $171,371    $144,245
Interest Bearing Deposits                       1,152,575     927,076
                                               ----------- -----------
    Total Deposits                              1,323,946   1,071,321
Interest Payable                                    4,397       2,200
Federal Funds Purchased and Securities Sold
 Under Agreements to Repurchase                    72,347      54,739
Federal Home Loan Bank Borrowings                 123,233     101,727
Subordinated Debentures                            37,114      37,114
Other Liabilities                                  11,277      15,312
                                               ----------- -----------
    Total Liabilities                           1,572,314   1,282,413

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 11,868,682 Shares
 at September 30, 2006 and 9,615,806 Shares at
 September 30, 2005                                11,869       9,616
Surplus and Undivided Profits                     184,816     142,014
Accumulated Other Comprehensive Income (Loss)      (5,739)     (4,494)
Treasury Stock at Cost (1,445,295 shares at
 September 30, 2005)                                    -     (27,804)
                                               ----------- -----------
  Total Shareholders' Equity                      190,946     119,332
                                               ----------- -----------
    Total Liabilities and Shareholders' Equity $1,763,260  $1,401,745
                                               =========== ===========



CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

                           FOR THE THREE MONTHS   FOR THE NINE MONTHS
                            ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
                          ---------------------- ---------------------
                             2006       2005       2006       2005
                          ----------- ---------- ---------- ----------
INTEREST INCOME:

Interest and Fees on
 Loans                       $19,574    $13,578    $51,577    $38,631
Interest and Dividends on
 Investment Securities         5,655      4,773     16,098     14,549
Other Interest Income            315        145        868        396
                          ----------- ---------- ---------- ----------
    Total Interest Income     25,544     18,496     68,543     53,576


INTEREST EXPENSE:

Interest on Deposits           9,732      5,416     24,170     14,366
Interest on Borrowed
 Funds                         2,791      1,841      7,524      5,546
                          ----------- ---------- ---------------------
    Total Interest
     Expense                  12,523      7,257     31,694     19,912
                          ----------- ---------- ---------------------
    Net Interest Income       13,021     11,239     36,849     33,664
Provision for Loan Losses        (72)       535      1,156      1,528
                          ----------- ---------- ---------- ----------
    Net Interest Income
     After Provision for
     Loan Losses              13,093     10,704     35,693     32,136
                          ----------- ---------- ---------- ----------


OTHER INCOME:

Service Charges on
 Deposit Accounts              2,359      2,092      6,587      5,997
Trust Department Income          551        489      1,662      1,588
Insurance Commission and
 Fee Income                    1,238      1,233      3,462      3,589
Mortgage Loan Fee Income         225        260        548        653
Other Non-Interest Income      1,438        955      3,672      3,292
Gains (Losses) on
 Securities - Net                  2         59         21        153
Impairment Loss on
 Securities                   (2,025)         -     (2,025)         -
                          ----------- ---------- ---------- ----------
    Total Other Income         3,788      5,088     13,927     15,272
                          ----------- ---------- ---------- ----------


OTHER EXPENSE:

Salaries and Employee
 Benefits                      7,350      6,402     20,939     18,789
Net Premises and Fixed
 Asset Expense                 1,717      1,495      4,911      4,603
Other Operating Expense        3,593      3,240     10,278      9,619
                          ----------- ---------- ---------- ----------
    Total Other Expense       12,660     11,137     36,128     33,011
                          ----------- ---------- ---------- ----------


Income Before Income
 Taxes                         4,221      4,655     13,492     14,397
Applicable Income Tax
 Expense                       1,111      1,254      3,638      3,915
                          ----------- ---------- ---------- ----------
    Net Income                $3,110     $3,401     $9,854    $10,482
                          =========== ========== ========== ==========

Earnings Per Share:
    Basic                      $0.27      $0.42      $1.01      $1.28
    Diluted                    $0.27      $0.42      $1.01      $1.28
                          =========== ========== ========== ==========

Average Weighted Shares:
    Primary               11,387,660  8,165,750  9,797,105  8,164,445
    Diluted               11,390,715  8,182,751  9,804,059  8,179,889



CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED SEPTEMBER 30:          2006        2005
                                                ----------  ----------

Net Earnings                                   $    3,110  $    3,401
Basic and Diluted Earnings Per Share                 0.27        0.42
Cash Dividends Per Share                             0.25        0.25

ANNUALIZED RETURNS
Return on Average Assets                              0.7%        1.0%
Return on Average Equity                              7.0%       11.5%


FOR THE NINE MONTHS ENDED SEPTEMBER 30:              2006        2005
                                                ----------  ----------

Net Earnings                                   $    9,854  $   10,482
Basic and Diluted Earnings Per Share                 1.01        1.28
Cash Dividends Per Share                             0.75        0.73

ANNUALIZED RETURNS
Return on Average Assets                              0.8%        1.0%
Return on Average Equity                              8.9%       12.0%


SELECTED BALANCES AT SEPTEMBER 30:                   2006        2005
                                                ----------  ----------

Total Assets                                   $1,763,260  $1,401,745
Deposits and Securities Sold Under Agreements
 to Repurchase                                  1,359,243   1,096,884
Loans                                           1,098,889     812,991
Total Securities                                  477,626     440,081
Shareholders' Equity                              190,946     119,332
Market Price Per Share                              20.27       25.08
Book Value Per Share                                16.09       14.60


CADENCE FINANCIAL CORPORATION

(amounts in thousands)

                                                  2006       2005
                                                 ------     ------
LOAN DATA AT SEPTEMBER 30:
Nonaccrual Loans                                 1,503      1,517
Loans 90+ Days Past Due                          2,267      2,714
Other Real Estate Owned                          4,989      5,297


NET CHARGEOFFS FOR QUARTER
   ENDED SEPTEMBER 30                              631      1,729

INTANGIBLE ASSET AMORTIZATION FOR QUARTER ENDED
 SEPTEMBER 30                                      264        297



CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION



AS OF SEPTEMBER 30, 2006:

                                                  MIDDLE
        MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS   TN   FLORIDA TOTAL
        ----------- ---------- ---------- ------- ------ ------- -----

LOANS       40%        10%         5%       30%     5%     11%   100%

DEPOSITS    63%        14%         0%       16%     1%     7%    100%



AS OF SEPTEMBER 30, 2005:

                                                  MIDDLE
        MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS   TN   FLORIDA TOTAL
        ----------- ---------- ---------- ------- ------ ------- -----

LOANS       57%        12%         0%       30%     0%     0%    100%

DEPOSITS    67%        13%         0%       20%     0%     0%    100%



CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                         Average Balance
                            ------------------------------------------
                            Quarter Ended Nine Months Ended Year Ended
                              9/30/06         9/30/06       12/31/05
                            ------------- ----------------- ----------
EARNING ASSETS:
  Net loans                   $1,002,236          $914,413   $808,796
  Federal funds sold and
   other interest-bearing
   assets                         26,883            22,765     20,111
  Securities:
     Taxable                     358,400           342,151    321,250
     Tax-exempt                  118,212           118,792    123,513
                            ------------- ----------------- ----------
Totals                         1,505,731         1,398,121  1,273,670
                            ------------- ----------------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing deposits    1,089,559         1,011,971    938,410
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to repurchase
   and other interest-
   bearing liabilities           208,970           202,486    183,311
Totals                         1,298,529         1,214,457  1,121,721
                            ------------- ----------------- ----------

Net amounts                     $207,202          $183,664   $151,949
                            ------------- ----------------- ----------


                                           Interest For
                            ------------------------------------------
                            Quarter Ended Nine Months Ended Year Ended
                              9/30/06         9/30/06       12/31/05
                            ------------- ----------------- ----------
EARNING ASSETS:
  Net loans                      $19,574           $51,577    $53,035
  Federal funds sold and
   other interest-bearing
   assets                            315               868        669
  Securities:
     Taxable                       4,381            12,340     14,433
     Tax-exempt                    1,274             3,758      5,047
                            ------------- ----------------- ----------
Totals                            25,544            68,543     73,184
                            ------------- ----------------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing deposits        9,732            24,170     20,327
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to repurchase
   and other interest-
   bearing liabilities             2,791             7,524      7,643
                            ------------- ----------------- ----------
Totals                            12,523            31,694     27,970
                            ------------- ----------------- ----------

Net amounts                      $13,021           $36,849    $45,214
                            ------------- ----------------- ----------


                                          Yields Earned
                                        And Rates Paid (%)
                            ------------------------------------------
                            Quarter Ended Nine Months Ended Year Ended
                              9/30/06         9/30/06       12/31/05
                            ------------- ----------------- ----------
EARNING ASSETS:
  Net loans                         7.75              7.54       6.56
  Federal funds sold and
   other interest-bearing
   assets                           4.65              5.10       3.33
  Securities:
     Taxable                        4.85              4.82       4.49
     Tax-exempt                     4.27              4.23       4.09
                            ------------- ----------------- ----------
Totals                              6.73              6.55       5.75
                            ------------- ----------------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing deposits         3.54              3.19       2.17
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to repurchase
   and other interest-
   bearing liabilities              5.30              4.97       4.17
                            ------------- ----------------- ----------
Totals                              3.87              3.49       2.46
                            ------------- ----------------- ----------

Net margin                          3.43              3.52       3.55
                            ------------- ----------------- ----------

Note: Yields on a tax
 equivalent basis would be:
   Tax-exempt securities            6.58              6.51       6.29
                            ------------- ----------------- ----------
   Total earning assets             6.99              6.75       5.96
                            ------------- ----------------- ----------
   Net margin                       3.61              3.72       3.76
                            ------------- ----------------- ----------

Tax equivalent income
   (in thousands)                    686             2,024      2,718
                            ------------- ----------------- ----------

    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258